Exhibit 2.2

Execution Version

Amendment No. 1 to the
Agreement and Plan of Merger AND REORGANIZATION

This Amendment No. 1 to Agreement and Plan of Merger and reorganization (this “Amendment”) is made as of July 6, 2026, with respect to that certain Agreement and Plan of Merger and Reorganization (as amended to date, the “Merger Agreement”), dated as of May 19, 2026 (the “Agreement Date”), by and among InMed Pharmaceuticals Inc., a corporation organized under the laws of British Columbia, Canada (“Parent”), Indigo Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parent (“First Merger Sub”), Indigo Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Second Merger Sub”, and, together with First Merger Sub, “Merger Subs” and each, a “Merger Sub”), and Mentari Therapeutics, Inc., a Delaware corporation (the “Company”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

W I T N E S S E T H:

Whereas, pursuant to Section 11.2 of the Merger Agreement, the Merger Agreement may be amended by any instrument in writing signed on behalf of the Company, Merger Subs, and Parent, with the approval of the respective boards of directors of the Company, Merger Subs, and Parent;

Whereas, the Parent Board has (i) determined that the Contemplated Transactions (including as amended pursuant to this Amendment) are fair to, advisable and in the best interests of Parent and its shareholders, (ii) adopted, approved and declared advisable the Merger Agreement (including as amended hereby) and the Contemplated Transactions, including the issuance of Parent Shares to the shareholders of the Company pursuant to the terms of the Merger Agreement (including as amended hereby), and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement (including as amended hereby), that the shareholders of Parent vote to approve the Merger Agreement (including as amended hereby) and thereby approve the Parent Shareholder Matters, including the Contemplated Transactions;

Whereas, the First Merger Sub Board has (i) determined that the Contemplated Transactions (including as amended pursuant to this Amendment) are fair to, advisable, and in the best interests of First Merger Sub and its sole stockholder, (ii) approved and declared advisable the Merger Agreement (including as amended hereby) and the Contemplated Transactions, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement (including as amended hereby), that the stockholder of First Merger Sub votes to adopt the Merger Agreement (including as amended hereby) and thereby approve the Contemplated Transactions;

Whereas, the sole member of the Second Merger Sub has (i) determined that the Contemplated Transactions (including as amended pursuant to this Amendment) are fair to, advisable, and in the best interests of Second Merger Sub and its sole member, (ii) approved and declared advisable the Merger Agreement (including as amended hereby) and the Contemplated Transactions, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement (including as amended hereby), that the sole member of Second Merger Sub votes to adopt the Merger Agreement (including as amended hereby) and thereby approve the Contemplated Transactions;

Whereas, the Company Board has (i) determined that the Contemplated Transactions (including as amended pursuant to this Amendment) are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement (including as amended hereby) and the Contemplated Transactions, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement (including as amended hereby), that the stockholders of the Company vote to adopt the Merger Agreement (including as amended hereby) and thereby approve the Contemplated Transactions.

Now, Therefore, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Company, Parent and Merger Subs hereby agree as follows:

Article 1 Amendments to the Merger Agreement

1.1.	Company Valuation.

1.1.1	Section 1.1(a) of the Merger Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“Company PIPE Amendment” means any amendment, amendment and restatement, joinder, supplement or other modification of the Subscription Agreement effected following the Original Agreement Date that results in an increase to the amount of proceeds to be received from the Company Pre-Closing Financing.

“Original Agreement Date” means May 19, 2026.

1.1.2	The definition of “Company Equity Value” shall be, and hereby is, amended and replaced in its entirety with the following:

“Company Equity Value” means $125,000,000.

1.1.3	The definition of “Company Valuation” shall be, and hereby is, amended and replaced in its entirety with the following:

“Company Valuation” means (i) the Company Equity Value, plus (ii) the amount of proceeds actually received by the Company from the Company Pre-Closing Financing (including the proceeds actually received from any Company Notes (and any interest, premiums and fees thereon), contributed as consideration in the Company Pre-Closing Financing), excluding the amount of any proceeds received pursuant to any Company PIPE Amendment.

1.1.4	The definition of “Company Outstanding Shares” shall be, and hereby is, amended and replaced in its entirety with the following:

“Company Outstanding Shares” means, without duplication, the total number of shares of Company Capital Stock outstanding immediately prior to the First Effective Time (including any shares of Company Common Stock or Company Preferred Stock that are issued in, or issuable upon the exercise or conversion of securities issued in, the Company Pre-Closing Financing), expressed on a fully diluted and as-converted-to-Company Common Stock basis assuming, without limitation or duplication, the exercise of all Company Options, Company RSUs, Company Warrants or other rights or commitments to receive shares of Company Common Stock or Company Preferred Stock (or securities convertible or exercisable into shares of Company Common Stock or Company Preferred Stock, including the Company Notes), whether conditional or unconditional or vested or unvested, that are outstanding as of immediately prior to the First Effective Time; provided that “Company Outstanding Shares” shall exclude (i) any Company Options, Company RSUs, Company Warrants and any other equity awards issued under the Company Stock Plan (including any shares of Company Common Stock issuable upon the exercise of such Company Options, Company Warrants or other equity awards) issued to directors, employees, consultants or other service providers following the date hereof but prior to the Closing (collectively, the “Service Provider Grants”), (ii) any shares of Company Common Stock underlying Company Notes that are to be contributed as consideration in the Company Pre-Closing Financing pursuant to the Subscription Agreement (to avoid double counting), and (iii) the total number of shares of Company Capital Stock that are issued pursuant to, or issuable upon the exercise or conversion of securities issued pursuant to, any Company PIPE Amendment.

1.2.	Continuation Mechanics.

1.2.1	The definition of “Nasdaq Reverse Split” shall be, and hereby is, amended and replaced in its entirety with the following:

“Nasdaq Reverse Split” means a reverse stock split of all outstanding Parent Common Shares, to be effected by Parent prior to the First Effective Time for the purpose of maintaining compliance with Nasdaq listing standards.

1.2.2	Section 2.3 of the Merger Agreement shall be, and hereby is, amended and replaced in its entirety with the following:

2.3. Continuation; Closing; First Effective Time; Second Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 10, and subject to the satisfaction or waiver of the conditions set forth in Section 7, Section 8 and Section 9, the consummation of the Merger (the “Closing”) shall take place remotely, as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 7, Section 8 and Section 9, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Parent and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” Prior to the Closing Date, Parent shall (i) create the Parent Convertible Preferred Shares and file the requisite notice of alteration with the British Columbia Registrar of Companies in respect thereof and amend the articles of Parent to include the special rights or restrictions attached to the Parent Convertible Preferred Shares (the “First Parent Charter Amendment”), (ii) in accordance with Section 6.3, take all action necessary under applicable Law (including Canadian Securities Laws) to call, give notice of and hold the Parent Shareholder Meeting to seek approval of the Parent Shareholder Matters, and (iii) take all steps necessary to promptly obtain an authorization from the British Columbia Registrar of Companies to continue Parent out of the Province of British Columbia to Nevada (which, for the avoidance of doubt, shall be the jurisdiction that is specified in the Continuation Resolution) (the “Continuation Authorization”). Immediately prior to the Closing Date, and, for certainty, prior to the continuation contemplated by the immediately following sentence, Parent shall (x) adopt a resolution of the Parent Board in accordance with Parent's Organizational Documents to change the name of Parent to “Mentari Therapeutics, Inc.”, and (y) file a notice of alteration with the British Columbia Registrar of Companies to change the name of Parent to “Mentari Therapeutics, Inc.” (clauses (x) and (y), the “Parent Name Change”). On the Closing Date, following the completion of the Parent Name Change and the issuance of CVRs pursuant to Section 2.9, and prior to the filing of the First Certificate of Merger (as defined below), Parent shall take all actions that may be necessary to continue Parent out of the Province of British Columbia to Nevada (the “Continuation”). At the Closing, (i) the Parties shall cause the First Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in form and substance attached hereto as Exhibit D-1 and incorporated herein by reference (the “First Certificate of Merger”) and (ii) the Parties shall cause the Second Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Second Merger, satisfying the applicable requirements of the DGCL and the DLLCA and in form and substance attached hereto as Exhibit D-2 and incorporated herein by reference (the “Second Certificate of Merger” and together with the First Certificate of Merger, the “Certificate of Merger”). The First Merger shall become effective at the time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Parent and the Company (the time as of which the Merger becomes effective being referred to as the “First Effective Time”). The Second Merger shall become effective at the time of the filing of such Second Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Second Certificate of Merger with the consent of Parent and the Company (the time as of which the Second Merger becomes effective being referred to as the “Second Effective Time”).

1.2.3	Section 2.4(b)(iii) of the Merger Agreement shall be, and hereby is, amended and replaced in its entirety with the following:

(iii) The Organizational Documents of Parent shall be identical to the Organizational Documents of Parent immediately prior to the Second Effective Time; provided, however, that immediately prior to the Second Effective Time, Parent shall adopt a resolution of the Parent Board in accordance with Parent's Organizational Documents to (A) appoint new directors of Parent in accordance with subclause (b)(iv) below, and (B) make such other changes as are mutually agreeable to Parent and the Company (such resolution, together with the Parent Name Change and the continuation of Parent from the Province of British Columbia to Nevada and the First Parent Charter Amendment, the “Parent Charter Amendment”).

1.2.4	Section 2.11 of the Merger Agreement shall be, and hereby is, amended and replaced in its entirety with the following:

2.11 Intended Tax Treatment. The Parties acknowledge and agree that, for U.S. federal (and applicable state and local) income Tax purposes, (i) the First Merger and the Second Merger, taken together, are intended to constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) Section 367 of the Code shall not apply to the Merger (the “Intended Tax Treatment”). The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

1.2.5	References to “Parent,” “Parent Common Shares,” “Parent Convertible Preferred Shares,” “Parent Outstanding Shares” and other similar terms shall be deemed to include references to Parent, and to the corresponding shares and other attributes of Parent, in each case as they exist following the Continuation, mutatis mutandis.

Article 2 Miscellaneous

2.1. Except as specifically modified herein, the Merger Agreement remains in full force and effect, and the Parties hereto reserve all of their respective rights and remedies with respect to all other matters and claims, whether known or unknown, arising under the Merger Agreement. On and after the date hereof, each reference to the Merger Agreement in the Merger Agreement or any other document or instrument delivered in connection therewith shall mean the Merger Agreement as amended by this Amendment. The Merger Agreement (including as amended hereby) and the other schedules, exhibits, certificates, instruments and agreements referred to in the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms.

2.2. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all Parties by electronic transmission in PDF format shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

2.3. Article 11 of the Merger Agreement is hereby incorporated by reference into this Amendment, mutatis mutandis.

[Signature Pages Follow]

In Witness Whereof, the Parties have caused this Amendment to be executed as of the date first above written.

InMed Pharmaceuticals Inc.

By:
Name:
Title:

INDIGO MERGER SUB CORP.

By:
Name:
Title:

INDIGO MERGER SUB II, LLC

By:
Name:
Title:

[Signature Page to Amendment No. 1]

In Witness Whereof, the Parties have caused this Amendment to be executed as of the date first above written.

Mentari Therapeutics, Inc.

By:
Name:
Title:

[Signature Page to Amendment No. 1]